GulfMark to Present at the
Pritchard Capital Partners Energize 2009 Conference

January 9, 2009 - Houston – GulfMark Offshore, Inc. (NYSE:GLF) announced today that  Bruce Streeter, the Company’s President and CEO will be presenting at the Pritchard Capital Partners, LLC Energize 2009 Conference in San Francisco, California, on Wednesday, January 14th at 8:50 am (PST).

The presentation will be made available in the Investor Relations section on GulfMark's web site at www.gulfmark.com the day of the presentation.

GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of ninety-three (93) offshore support vessels serving every major offshore energy industry market in the world.

Contact:	James (Jay) Harkness, Vice President – Investor Relations & Treasurer
E-mail: Jay.Harkness@GulfMark.com
Phone: (713) 963-9522

Quintin V. Kneen, Senior Vice President – Finance & Administration
E-mail: Quintin.Kneen@GulfMark.com
Phone: (713) 963-9522

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors.  Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where GulfMark operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the GulfMark’s filings with the SEC, including its Form 10-Q for the quarter ended September 30, 2008. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.